Ex-99.1.(5)(a)(4)

[Lincoln National     Part II Application          The Lincoln National Life Insurance Company
 Life Insurace Co.    for Life Insurance           Administrator Mailing Address:
 Logo]                Corporate Specialty Markets  350 Church St., Hartford, CT 06103-1106

  Section 1: Insured Information
--------------------------------------------------------------------------------
 Proposed Insured (First, Middle Initial, Last)  Place of Birth

--------------------------------------------------------------------------------
 Date of Birth Social Security Sex (Circle)  Current
 (Mo-Day-Yr)   Number
   /   /           -    -        M   F       Height __ft __in  Weight ______lb.
--------------------------------------------------------------------------------
 Residence Address (No., Street) PO Box City, State, ZIP

--------------------------------------------------------------------------------
 Name of Beneficiary and Relationship: (Complete only if Owner is other than Employer)

 Primary
 ------------------------------------------------------------------------------

 Secondary
--------------------------------------------------------------------------------

 If you answer NO to question 1, or YES to questions 3-7, explain     Yes  No
 in the space provided.

 1.  Have you been actively at work daily on a full-time basis
     (35 hours/week) performing all duties of your regular
     occupation, at customary place of employment for the past 3 months? (Disregard vacation days, normal non-working days
     and absences that total less than 4 consecutive days.)           |_|  |_|
--------------------------------------------------------------------------------

 2.  Have you used any tobacco products in the past 12 months? If
     yes, how much and date last used:                                |_|  |_|
 |_| Cigarettes ________________ |_| Cigars _________________________
 |_| Pipe ______________________ |_| Smokeless tobacco ______________
--------------------------------------------------------------------------------
  Section 2: Medical & Related Information
--------------------------------------------------------------------------------
 3.  Have you within the past 2 years: If "Yes", complete the         Yes  No
     Aviation and/or Avocation questionnaire.
     a.   Flown or plan to fly as a pilot, student pilot or crew
          member or intend to do so?                                  |_|  |_|

     b.   Engaged in scuba diving, vehicle racing, parachute
          jumping or any form of motorcycling, or any other
          hazardous sport or hobby?                                   |_|  |_|
--------------------------------------------------------------------------------
 4.  Within the last five years have you ever used:
     a.   Hallucinogenic or narcotic drugs not prescribed by a
          doctor?                                                     |_|  |_|
     b.   Alcoholic beverages? If yes, give amount and frequency.     |_|  |_|
     c.   Had or been advised to have medical treatment or
          counseling from a commonly recognized practitioner or
          organization for alcohol or drug use?                       |_| |_|
--------------------------------------------------------------------------------
 5.  Have you, within the last 10 years:
     a.   Been diagnosed or treated for Acquired Immune
          Deficiency Syndrome (AIDS), or AIDS-Related Complex
          (ARC)?                                                      |_|  |_|
     b.   Been diagnosed or treated for immune deficiency (other
          than AIDS), anemia or other blood disorder (other than
          for HIV)?                                                   |_| |_|
     c.   Had recurrent fever, fatigue or unexplained weight
          loss?                                                       |_| |_|
--------------------------------------------------------------------------------
 6.  Other than the above, have you ever been diagnosed or
     treated for:
     a.   Chest pain, high blood pressure, stroke, or disease of
          the heart, blood vessels, or lungs;                         |_|  |_|
     b.   Diabetes, mental or emotional disorder; disease of the
          brain or nervous system, convulsions;                       |_|  |_|
     c.   Cancer; tumor; disease of the stomach, intestines,
          liver or kidneys?                                           |_|  |_|
--------------------------------------------------------------------------------
 7.  Have you in the last five years, had a checkup,
     consultation, illness, injury, or diagnostic test or been
     advised to have any diagnostic test, hospitalization or
     surgery by any licensed physician, practitioner or health
     facility?                                                        |_|  |_|
--------------------------------------------------------------------------------
  Explanations
--------------------------------------------------------------------------------
 Number, nature and severity of condition, frequency of attacks, treatments received, medication, dates, name, address & phone number of medical attendants and hospitals
--------------------------------------------------------------------------------
 Ques.                            Details
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Name & Address of physician last seen

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
 Date last seen

--------------------------------------------------------------------------------
 Name & Address of primary care physician

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
 Date and reason last consulted

 ------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 The signatures below represent the following:

 Any person who, knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

 The answers above are true and complete to the best of my knowledge and belief.

 I agree that coverage can take effect only if the proposed insured is alive, and all answers in this application material to the risk are still true and complete when the policy is delivered and the entire first premium is paid.

 I agree to advise the Company or producer in writing of any known or suspected changes in the health of the proposed insured, or of any changes to any answers on this application, prior to delivery of this policy.

                      AUTHORIZATION TO RELEASE INFORMATION

 TO: any licensed physician, medical practitioner, hospital, clinic or medically related facility, insurance company, consumer reporting agency, MIB, Inc. and the insurance producer through whom application is being made.

 On behalf of myself, I authorize you to release to Lincoln Life, or its representatives, for purposes of determining eligibility for life or health insurance coverage or claims for benefits:

     any information or records concerning the mental and physical history, condition and treatment, general character, habits, reputation, mode of living, occupation, income, financial status, aviation activities and hazardous hobbies of any person to be insured. This authorization is valid until 2 years after the effective date of any contract issued in connection with this authorization.

 I authorize Lincoln Life to obtain an investigative consumer report. These reports usually include an interview with the person to be insured. However I understand that I am entitled to be interviewed by any consumer reporting agency which may be asked to prepare such a report as long as I can reasonably be contacted during normal business hours.

 I have received Lincoln Life's Underwriting Notice, which includes the MIB, Inc., and Fair Credit Reporting Act Notices. I understand that information pertaining to me will not be disclosed without my authorization except as described under "Disclosure of Information to Others" in the accompanying Underwriting Notice, or as otherwise permitted or required by law.

 I understand that the information released under this authorization will be used for purposes of determining eligibility for life or claims for benefits, and I authorize Lincoln Life to redisclose the information for those purposes to MIB, Inc., to any reinsurer, and to other life insurance companies with whom I have or may apply for coverage or to whom a claim for benefits may be submitted.

 A photocopy of this authorization shall be as valid as the original. I understand that upon request I may receive a copy of this authorization.

 Signed at (City & State) ____________________________  on (Date) _____________

 Signature:___________________________________________


--------------------------------------------------------------------------------